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Exhibit 99.1

SallieMae	N E W S R E L E A S E

FOR IMMEDIATE RELEASE	Media Contacts:	Investor Contacts:
	Tom Joyce 703/984-5610 Martha Holler 703/984-5178	Steve McGarry 703/984-6746 Joe Fisher 703/984-5755

SLM CORPORATION DELIVERS 23-PERCENT GROWTH IN PREFERRED-CHANNEL
LOAN ORIGINATIONS
Results Fueled by New Direct-to-Consumer Loan Program

RESTON, Va., Oct. 20, 2005—SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, today reported third-quarter 2005 earnings and performance results that include $7.2 billion in preferred-channel loan originations, a 23-percent increase from the 2004 third quarter. Year to date, preferred-channel loan originations grew 20 percent to $16.8 billion.

        Preferred-channel loan originations are loans funded by the company's internal brands and other lender partners. These loans are a key measure of Sallie Mae's market share success, and management believes that they indicate future loan acquisition volume and earnings growth.

        "We had an outstanding peak loan processing period," said Tim Fitzpatrick, chief executive officer. "The company's fee-based businesses, primarily debt management services and guarantor processing, also performed well, maintaining steady growth and winning new contracts. I am delighted with the strength of our internal brands; the record growth reflects our brand strength in education."

        The company's internal lending brands originated $3.4 billion in the 2005 third quarter, an 82-percent increase from the year-ago quarter. They now represent nearly half of the company's loan originations. During the third quarter 2005, the company originated $2.4 billion in private education loans, 22 percent of them through its new, direct-to-consumer loan program, Tuition Answer. At Sept. 30, 2005, the company's managed student loan portfolio was $121 billion, a 23-percent increase from $98 billion at the same time last year.

        As expected, the company experienced record consolidation loan levels in the third quarter, as it continued the processing of applications received from borrowers seeking to lock in long-term, fixed interest rates in advance of a nearly two-percentage-point increase. At Sept. 30, 2005, consolidation loans made up 59 percent of the company's managed, guaranteed student loan portfolio, up from 47 percent at Sept. 30, 2004.

        Sallie Mae reports financial results on a GAAP basis and also presents certain "core earnings" performance measures that are non-GAAP financial measures. These "core earnings" measures are the primary financial performance measures used by management to develop the company's financial plans, track results, and establish corporate performance targets and incentive compensation. "Core earnings" results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the company's board of directors, rating agencies and investors to assess performance.

        Sallie Mae reported third-quarter 2005 GAAP net income of $431 million, or $.95 per diluted share, compared to $357 million, or $.76 per diluted share, in the year-ago period. GAAP net income year to date in 2005 totaled $951 million, compared to $1.3 billion in the same period in 2004. Included in these results are accounting rule changes related to contingently convertible bonds, which reduced earnings per diluted share by $(.04) in the current quarter, $(.04) in the year-ago quarter and $(.08) and $(.15) in the first nine months of 2005 and 2004, respectively.

        "Core earnings" net income for the 2005 third quarter was $312 million, up 43 percent from $219 million in the year-ago quarter. On a diluted share basis, "core earnings" net income was $.69 in third quarter 2005, compared to $.47 per diluted share in the same period last year. Included in these results were an impairment on the company's portfolio of aircraft leases, a change to the methodology for estimating recoveries in the loan loss allowance, and an update in borrower benefit estimates. These items, which total $29 million after tax, or $.06 per diluted share, are reflected in the net interest income, provisions for loan losses, and other income line items on the quarterly income statement.

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.SallieMae.com

        Year to date 2005, "core earnings" net income was $847 million, up 23 percent from $687 million in the same period in 2004. These results include the effect of the accounting change on contingently convertible bonds, which reduced, on a diluted share basis, "core earnings" by $(.02) in the third quarter 2005, $(.02) in the year-ago quarter and $(.06) and $(.06) in the first nine months of 2005 and 2004, respectively.

        Excluding the adjustments discussed above, "core earnings" net interest income in the third quarter 2005 was $538 million, compared to the year-ago quarter's $465 million. "Core earnings" non-interest income, which includes fees earned from guarantor servicing and debt management activity, collection revenue and other servicing fees, grew 22 percent from the year-ago quarter to $246 million in the 2005 third quarter. "Core earnings" operating expenses were $271 million for the third quarter 2005.

        Both a description of the "core earnings" treatment and a full reconciliation to the GAAP income statement can be found in the Supplemental Earnings Disclosure accompanying this press release, which is posted under the Investors page at www.SallieMae.com.

        Total equity for the company at Sept. 30, 2005, was $3.8 billion, up from $3.7 billion at June 30, 2005. The company's tangible capital at the end of the 2005 third quarter was 2.04 percent of managed assets, compared to 2.03 percent at prior quarter end.

        The company will host its quarterly earnings conference call today at noon. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company's performance. Individuals interested in participating should call the following number today, Oct. 20, 2005, starting at 11:45 a.m. EDT: (877) 356-5689 (USA and Canada) or (706) 679-0623 (International). The conference call will be replayed continuously beginning Thursday, Oct. 20, at 3:30 p.m. EDT and concluding at 11:59 p.m. EDT on Thursday, Oct. 27. Please dial (800) 642-1687 (USA and Canada) or dial (706) 645-9291 (International) and use access code 1170950. In addition, there will be a live audio Web cast of the conference call, which may be accessed at www.SallieMae.com. A replay will be available beginning 30-45 minutes after the live broadcast.

***

Forward Looking Statements:

This press release contains "forward-looking statements" including expectations as to future market share, the success of preferred channel originations and future results. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, and changes in the general interest rate environment. For more information, see the company's filings with the Securities and Exchange Commission.

***

SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation's No. 1 paying-for-college company, managing nearly $121 billion in student loans for 8 million borrowers. Sallie Mae was originally created in 1972 as a government-sponsored entity (GSE) and terminated all ties to the federal government in 2004. The company remains the country's largest originator of federally insured student loans. Through its specialized subsidiaries and divisions, Sallie Mae also provides debt management services as well as business and technical products to a range of business clients, including colleges, universities and loan guarantors. More information is available at www.SallieMae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

###

Sallie Mae	•	12061 Bluemont Way	•	Reston, Va 20190	•	www.SallieMae.com

SLM CORPORATION

Supplemental Earnings Disclosure

September 30, 2005

(Dollars in millions, except earnings per share)

	Quarters ended			Nine months ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
SELECTED FINANCIAL INFORMATION AND RATIOS—(GAAP Basis)
Net income	$431	$297	$357	$951	$1,263
Diluted earnings per common share(1)	$.95	$.66	$.76	$2.10	$2.65
Return on assets	2.01%	1.55%	2.10%	1.60%	2.54%
NON-GAAP INFORMATION(2)
"Core earnings" net income	$312	$279	$219	$847	$687
"Core earnings" diluted earnings per common share(1)	$.69	$.62	$.47	$1.87	$1.45
"Core earnings" return on assets	.94%	.90%	.77%	.90%	.85%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$77,541	$70,580	$54,522	$71,964	$54,073
Average off-balance sheet student loans	40,742	43,791	42,230	42,137	39,787

Average Managed student loans	$118,283	$114,371	$96,752	$114,101	$93,860

Ending on-balance sheet student loans, net	$81,626	$72,831	$54,269
Ending off-balance sheet student loans, net	39,008	43,669	44,070

Ending Managed student loans, net	$120,634	$116,500	$98,339

Ending Managed FFELP Stafford and Other Student Loans, net	$43,082	$47,126	$46,613
Ending Managed Consolidation Loans, net	62,161	55,875	40,878
Ending Managed Private Education Loans, net	15,391	13,499	10,848

Ending Managed student loans, net	$120,634	$116,500	$98,339

(1)
In December 2004, the Company adopted the Emerging Issues Task Force ("EITF") Issue No. 04-8, "The Effect of Contingently Convertible Debt on Diluted Earnings per Share," which requires the shares underlying contingently convertible debt instruments ("Co-Cos") to be included in diluted earnings per share computations regardless of whether the market price trigger or the conversion price has been met, using the "if-converted" accounting method. Diluted earnings per common share amounts disclosed prior to December 2004 have been retroactively restated to give effect to the application of EITF No. 04-8 as it relates to the Company's $2 billion in Co-Cos issued in May 2003. The effect of the adoption of EITF No. 04-8 was to decrease diluted earnings per common share by the following amounts:

	Quarters ended			Nine months ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Impact on GAAP diluted earnings per common share due to the implementation of EITF No. 04-8	$(.04)	$(.02)	$(.04)	$(.08)	$(.15)
Impact on "core earnings" diluted earnings per common share due to the implementation of EITF No. 04-8	$(.02)	$(.02)	$(.02)	$(.06)	$(.06)
(2)
See explanation of non-GAAP performance measures under "Reconciliation of 'Core Earnings' Net Income to GAAP Net Income."

SLM CORPORATION

Consolidated Balance Sheets

(In thousands, except per share amounts)

	September 30, 2005	June 30, 2005	September 30, 2004
	(unaudited)	(unaudited)	(unaudited)
Assets
FFELP Stafford and Other Student Loans	$22,353,605	$22,092,672	$16,325,850
Consolidation Loans (net of allowance for losses of $5,627; $5,313; and $5,222, respectively)	51,193,725	44,640,737	33,170,602
Private Education Loans (net of allowance for losses of $193,332; $228,205; and $166,816, respectively)	8,078,650	6,097,102	4,772,372
Other loans (net of allowance for losses of $13,563; $12,764; and $10,786, respectively)	1,094,464	962,017	994,754
Cash and investments	3,773,014	3,637,936	7,522,134
Restricted cash and investments	2,706,925	2,422,714	1,831,116
Retained Interest in off-balance sheet securitized loans	2,330,390	2,631,308	2,510,100
Goodwill and acquired intangible assets, net	1,063,916	1,003,427	753,266
Other assets	3,725,670	3,270,831	3,079,109

Total assets	$96,320,359	$86,758,744	$70,959,303

Liabilities
Short-term borrowings	$4,652,334	$4,679,612	$4,399,495
Long-term borrowings	84,499,739	75,017,121	61,040,160
Other liabilities	3,330,763	3,336,943	2,604,904

Total liabilities	92,482,836	83,033,676	68,044,559

Commitments and contingencies
Minority interest in subsidiaries	13,725	73,330	14,767
Stockholders' equity
Preferred stock, par value $.20 per share, 20,000 shares authorized; Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share; Series B: 4,000; 4,000; and 0 shares, respectively, issued at stated value of $100 per share	565,000	565,000	165,000
Common stock, par value $.20 per share, 1,125,000 shares authorized: 488,525; 486,706; and 480,469 shares, respectively, issued	97,705	97,341	96,094
Additional paid-in capital	2,107,961	2,035,676	1,805,129
Accumulated other comprehensive income, net of tax	407,768	473,121	486,944
Retained earnings	3,195,034	2,862,730	1,953,719

Stockholders' equity before treasury stock	6,373,468	6,033,868	4,506,886
Common stock held in treasury at cost: 69,927; 66,532; and 51,255 shares, respectively	2,549,670	2,382,130	1,606,909

Total stockholders' equity	3,823,798	3,651,738	2,899,977

Total liabilities and stockholders' equity	$96,320,359	$86,758,744	$70,959,303

SLM CORPORATION

Consolidated Statements of Income

(In thousands, except per share amounts)

	Quarters ended			Nine months ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Interest income:
FFELP Stafford and Other Student Loans	$270,444	$238,510	$188,624	$699,687	$550,122
Consolidation Loans	676,820	554,429	332,982	1,739,670	932,617
Private Education Loans	173,467	126,809	83,303	429,892	236,505
Other loans	21,614	20,046	18,212	61,813	54,714
Cash and investments	70,541	54,245	61,774	186,835	157,765

Total interest income	1,212,886	994,039	684,895	3,117,897	1,931,723
Interest expense	828,122	664,251	371,952	2,056,585	964,458

Net interest income	384,764	329,788	312,943	1,061,312	967,265
Less: provisions for losses	12,217	78,948	10,930	137,688	79,092

Net interest income after provisions for losses	372,547	250,840	302,013	923,624	888,173

Other income:
Gains on student loan securitizations	—	262,001	63,590	311,895	375,384
Servicing and securitization revenue	(16,194)	149,931	158,639	276,698	419,334
Losses on investments, net	(43,030)	(11,747)	(32,887)	(56,976)	(37,244)
Gains (losses) on derivative and hedging activities, net	316,469	(105,940)	73,000	176,278	342,404
Guarantor servicing fees	35,696	25,686	33,192	93,922	91,412
Debt management fees	92,727	82,589	73,631	261,068	223,672
Collections revenue	41,772	41,881	5,164	118,536	5,164
Other	74,174	67,495	91,134	206,187	222,561

Total other income	501,614	511,896	465,463	1,387,608	1,642,687
Operating expenses:
Loss on GSE debt extinguishment and defeasance	—	—	102,990	—	102,990
Other operating expenses	291,961	287,413	210,772	841,665	625,700

Total operating expenses	291,961	287,413	313,762	841,665	728,690

Income before income taxes and minority interest in net earnings of subsidiaries	582,200	475,323	453,714	1,469,567	1,802,170
Income taxes	149,821	176,573	97,136	512,860	539,201

Income before minority interest in net earnings of subsidiaries	432,379	298,750	356,578	956,707	1,262,969
Minority interest in net earnings of subsidiaries	1,029	2,235	—	5,458	—

Net income	431,350	296,515	356,578	951,249	1,262,969
Preferred stock dividends	7,288	3,908	2,875	14,071	8,625

Net income attributable to common stock	$424,062	$292,607	$353,703	$937,178	$1,254,344

Basic earnings per common share	$1.02	$.70	$.81	$2.24	$2.85

Average common shares outstanding	417,235	419,497	435,764	419,205	439,430

Diluted earnings per common share	$.95	$.66	$.76	$2.10	$2.65

Average common and common equivalent shares outstanding	458,798	461,900	474,455	461,222	478,323

Dividends per common share	$.22	$.22	$.19	$.63	$.55

SLM CORPORATION

Segment and Non-GAAP "Core Earnings"

Consolidated Statements of Income

(In thousands)

	Quarter ended September 30, 2005
	(unaudited)
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$585,984	$—	$—	$585,984	$(315,540)	$270,444
Consolidation Loans	832,893	—	—	832,893	(156,073)	676,820
Private Education Loans	312,184	—	—	312,184	(138,717)	173,467
Other loans	21,614	—	—	21,614	—	21,614
Cash and investments	113,713	—	—	113,713	(43,172)	70,541

Total interest income	1,866,388	—	—	1,866,388	(653,502)	1,212,886
Total interest expense	1,306,777	—	—	1,306,777	(478,655)	828,122

Net interest income	559,611	—	—	559,611	(174,847)	384,764
Less: provisions for losses	(180)	—	—	(180)	12,397	12,217

Net interest income after provisions for losses	559,791	—	—	559,791	(187,244)	372,547
Fee income	—	92,727	35,696	128,423	—	128,423
Collections revenue	—	41,772	—	41,772	—	41,772
Other income	106	(66)	36,859	36,899	294,520	331,419
Operating expenses	117,186	71,086	82,321	270,593	21,368	291,961
Income tax expense (benefit)(1)	163,803	23,439	(3,614)	183,628	(33,807)	149,821
Minority interest in net earnings of subsidiaries	—	1,029	—	1,029	—	1,029

Net income (loss)	$278,908	$38,879	$(6,152)	$311,635	$119,715	$431,350

	Quarter ended June 30, 2005
	(unaudited)
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$582,344	$—	$—	$582,344	$(343,834)	$238,510
Consolidation Loans	666,417	—	—	666,417	(111,988)	554,429
Private Education Loans	246,948	—	—	246,948	(120,139)	126,809
Other loans	20,046	—	—	20,046	—	20,046
Cash and investments	78,519	—	—	78,519	(24,274)	54,245

Total interest income	1,594,274	—	—	1,594,274	(600,235)	994,039
Total interest expense	1,078,259	—	—	1,078,259	(414,008)	664,251

Net interest income	516,015	—	—	516,015	(186,227)	329,788
Less: provisions for losses	14,225	—	—	14,225	64,723	78,948

Net interest income after provisions for losses	501,790	—	—	501,790	(250,950)	250,840
Fee income	—	82,589	25,686	108,275	—	108,275
Collections revenue	—	41,881	—	41,881	—	41,881
Other income	36,137	33	29,243	65,413	296,327	361,740
Operating expenses	123,803	66,185	81,414	271,402	16,011	287,413
Income tax expense (benefit)(1)	153,226	21,578	(9,800)	165,004	11,569	176,573
Minority interest in net earnings of subsidiaries	928	1,199	—	2,127	108	2,235

Net income (loss)	$259,970	$35,541	$(16,685)	$278,826	$17,689	$296,515

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Quarter ended September 30, 2004
	(unaudited)
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$457,649	$—	$—	$457,649	$(269,025)	$188,624
Consolidation Loans	368,270	—	—	368,270	(35,288)	332,982
Private Education Loans	165,225	—	—	165,225	(81,922)	83,303
Other loans	18,212	—	—	18,212	—	18,212
Cash and investments	72,423	—	—	72,423	(10,649)	61,774

Total interest income	1,081,779	—	—	1,081,779	(396,884)	684,895
Total interest expense	616,290	—	—	616,290	(244,338)	371,952

Net interest income	465,489	—	—	465,489	(152,546)	312,943
Less: provisions for losses	(7,277)	—	—	(7,277)	18,207	10,930

Net interest income after provisions for losses	472,766	—	—	472,766	(170,753)	302,013
Fee income	—	73,631	33,192	106,823	—	106,823
Collections revenue	—	5,164	—	5,164	—	5,164
Other income	17,088	—	45,557	62,645	290,831	353,476
Loss on GSE debt extinguishment and defeasance	102,990	—	—	102,990	—	102,990
Operating expenses	98,229	35,270	69,462	202,961	7,811	210,772
Income tax expense (benefit)(1)	103,910	15,667	3,344	122,921	(25,785)	97,136

Net income	$184,725	$27,858	$5,943	$218,526	$138,052	$356,578

	Nine months ended September 30, 2005
	(unaudited)
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$1,678,268	$—	$—	$1,678,268	$(978,581)	$699,687
Consolidation Loans	2,080,287	—	—	2,080,287	(340,617)	1,739,670
Private Education Loans	786,439	—	—	786,439	(356,547)	429,892
Other loans	61,813	—	—	61,813	—	61,813
Cash and investments	271,365	—	—	271,365	(84,530)	186,835

Total interest income	4,878,172	—	—	4,878,172	(1,760,275)	3,117,897
Total interest expense	3,308,607	—	—	3,308,607	(1,252,022)	2,056,585

Net interest income	1,569,565	—	—	1,569,565	(508,253)	1,061,312
Less: provisions for losses	68,967	—	—	68,967	68,721	137,688

Net interest income after provisions for losses	1,500,598	—	—	1,500,598	(576,974)	923,624
Fee income	—	261,068	93,922	354,990	—	354,990
Collections revenue	—	118,536	—	118,536	—	118,536
Other income	72,003	—	97,733	169,736	744,346	914,082
Operating expenses	357,466	200,600	233,226	791,292	50,373	841,665
Income tax expense (benefit)(1)	449,599	66,232	(15,381)	500,450	12,410	512,860
Minority interest in net earnings of subsidiaries	1,749	3,449	—	5,198	260	5,458

Net income (loss)	$763,787	$109,323	$(26,190)	$846,920	$104,329	$951,249

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

	Nine months ended September 30, 2004
	(unaudited)
	Lending	DMO	Corporate and Other	Total "Core Earnings"	Adjustments	Total GAAP
Interest income:
FFELP Stafford and Other Student Loans	$1,238,810	$—	$—	$1,238,810	$(688,688)	$550,122
Consolidation Loans	984,410	—	—	984,410	(51,793)	932,617
Private Education Loans	425,718	—	—	425,718	(189,213)	236,505
Other loans	54,714	—	—	54,714	—	54,714
Cash and investments	176,385	—	—	176,385	(18,620)	157,765

Total interest income	2,880,037	—	—	2,880,037	(948,314)	1,931,723
Total interest expense	1,535,839	—	—	1,535,839	(571,381)	964,458

Net interest income	1,344,198	—	—	1,344,198	(376,933)	967,265
Less: provisions for losses	78,315	—	—	78,315	777	79,092

Net interest income after provisions for losses	1,265,883	—	—	1,265,883	(377,710)	888,173
Fee income	—	223,672	91,412	315,084	—	315,084
Collections revenue	—	5,164	—	5,164	—	5,164
Other income	94,344	—	99,889	194,233	1,128,206	1,322,439
Loss on GSE debt extinguishment and defeasance	102,990	—	—	102,990	—	102,990
Operating expenses	298,719	99,535	206,170	604,424	21,276	625,700
Income tax expense (benefit)(1)	345,094	46,539	(5,370)	386,263	152,938	539,201

Net income (loss)	$613,424	$82,762	$(9,499)	$686,687	$576,282	$1,262,969

(1)
Income taxes are based on a percentage of net income before tax for the individual reportable segment.

SLM CORPORATION

Reconciliation of "Core Earnings" Net Income to GAAP Net Income

(In thousands)

	Quarters ended			Nine months ended
	September 30, 2005	June 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
"Core earnings" net income(A)	$311,635	$278,826	$218,526	$846,920	$686,687
"Core earnings" adjustments:
Net impact of securitization accounting	(252,748)	107,531	(73,801)	(177,589)	(19,084)
Net impact of derivative accounting	409,082	(10,989)	230,401	487,705	891,425
Net impact of Floor Income	(54,318)	(51,084)	(36,424)	(147,835)	(121,531)
Amortization of acquired intangibles	(16,108)	(16,092)	(7,909)	(45,282)	(21,590)

Total "core earnings" adjustments before income taxes and minority interest in net earnings of subsidiaries	85,908	29,366	112,267	116,999	729,220
Net tax effect(B)	33,807	(11,569)	25,785	(12,410)	(152,938)

Total "core earnings" adjustments before minority interest in net earnings of subsidiaries	119,715	17,797	138,052	104,589	576,282
Minority interest in net earnings of subsidiaries	—	(108)	—	(260)	—

Total "core earnings" adjustments	119,715	17,689	138,052	104,329	576,282

GAAP net income	$431,350	$296,515	$356,578	$951,249	$1,262,969

GAAP diluted earnings per common share	$.95	$.66	$.76	$2.10	$2.65

(A) "Core earnings" diluted earnings per common share	$.69	$.62	$.47	$1.87	$1.45

(B)
Such tax effect is based upon the Company's "core earnings" effective tax rate for the year. The net tax effect results primarily from the exclusion of the permanent income tax impact of the equity forward contracts.

Non-GAAP "Core Earnings"

        In accordance with the Rules and Regulations of the Securities and Exchange Commission ("SEC"), we prepare financial statements in accordance with generally accepted accounting principles in the United States ("GAAP"). In addition to evaluating the Company's GAAP-based financial information, management evaluates the Company's business segments under certain non-GAAP performance measures that we refer to as "core earnings" for each business segment, and we refer to this information in our presentations with credit rating agencies and lenders. While "core earnings" are not a substitute for reported results under GAAP, we rely on "core earnings" in operating each business segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

        Our "core earnings" are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a "core earnings" basis by reportable segment, as these are the measures used regularly by our chief operating decision maker. Our "core earnings" are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and determining incentive compensation. Management believes this information provides additional insight into the financial performance of the Company's core business activities. Our "core earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. "Core earnings" reflect only current period adjustments to GAAP as described below. Accordingly, the Company's "core earnings" presentation does not represent another comprehensive basis of accounting. A more detailed discussion of the differences between GAAP and "core earnings" follows.

        While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that "core earnings" are an important additional tool for providing a more complete understanding of the Company's results of operations. Nevertheless, "core earnings" are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our "core earnings" are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, the Company's "core earnings" presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company's performance with that of other financial services companies based upon "core earnings." "Core earnings" results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company's board of directors, rating agencies and lenders to assess performance.

        Other limitations arise from the specific adjustments that management makes to GAAP results to derive "core earnings" results. For example, in reversing the unrealized gains and losses that result from Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," on derivatives that do not qualify for hedge treatment accounting, as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility, changing credit spreads and changes in our stock price on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but not on the underlying hedged item) tend to show more volatility in the short term. While our presentation of our results on a Managed Basis provides important information regarding the performance of our Managed portfolio, a limitation on this presentation is that we are presenting the ongoing spread income on loans that have been sold to a trust managed by us. While we believe that our Managed Basis presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains. Our "core earnings" results exclude certain Floor Income, which is real cash income, from our reported results and therefore may in certain periods understate earnings. Management's financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is economically hedged through Floor Income Contracts.

        A more detailed discussion of the differences between GAAP and "core earnings" follows.

1)
Securitization: Under GAAP, certain securitization transactions in our Lending segment are accounted for as sales of assets. Under "core earnings," we present all securitization transactions on a Managed Basis as long-term non-recourse financings. The upfront "gains" on sale from securitization transactions as well as ongoing "servicing and securitization revenue" presented in accordance with GAAP are excluded from "core earnings" and replaced by the interest income, provision for loan losses, and interest expense as they are earned or incurred on the securitization loans. We also exclude transactions with our off-balance sheet trusts which would be considered intercompany on a Managed Basis.

2)
Derivative Accounting: "Core earnings" exclude periodic unrealized gains and losses arising primarily in our Lending business segment, and to a lesser degree in our Corporate and Other business segment, that are caused primarily by the one-sided mark-to-market derivative valuations prescribed by SFAS No. 133 on derivatives that do not qualify for "hedge treatment" under GAAP. Under "core earnings" we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item's life. We also exclude the gain or loss on equity forward contracts that are required to be accounted for in accordance with SFAS No. 133 as derivatives and are marked-to-market through earnings.

3)
Floor Income: The timing and amount (if any) of Floor Income earned in our Lending segment is uncertain and in excess of expected spreads and, therefore, we exclude such income from "core earnings" when it is not economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in "Derivative Accounting," these derivatives do not qualify as effective accounting hedges and therefore under GAAP are marked-to-market through the "gains (losses) on derivative and hedging activities, net" line on the income statement with no offsetting gain or loss recorded for the economically hedged items. For "core earnings," we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include the amortization of net premiums received (net of Eurodollar futures contracts' realized gains or losses) in income.

4)
Other items: We exclude the amortization of acquired intangibles.

QuickLinks

SLM CORPORATION Supplemental Earnings Disclosure September 30, 2005 (Dollars in millions, except earnings per share)
SLM CORPORATION Consolidated Balance Sheets (In thousands, except per share amounts)
SLM CORPORATION Consolidated Statements of Income (In thousands, except per share amounts)
SLM CORPORATION Segment and Non-GAAP "Core Earnings" Consolidated Statements of Income (In thousands)
SLM CORPORATION Reconciliation of "Core Earnings" Net Income to GAAP Net Income (In thousands)